UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 19, 2009

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2009, Potlatch Corporation (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”) that amends the Credit Agreement, dated December 8, 2008, by and among the Company, Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC, certain wholly owned subsidiaries of the Company as Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the Lenders (the “Credit Agreement”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings set forth in the Credit Agreement.

The Credit Agreement contains financial covenants, including a Funded Indebtedness to Capitalization Ratio. The First Amendment increases the Funded Indebtedness to Capitalization Ratio from 55% or less to 60% or less.

The Credit Agreement contains limitations on the Company’s ability to incur other indebtedness, with an exception that generally permits the Company to incur unsecured indebtedness that does not exceed $150,000,000 (the “$150 Million Basket”). As previously announced, on November 3, 2009, the Company completed an offering of $150 million principal amount of 7 1/2% senior notes due 2019 (the “Notes”). The First Amendment provides that the Company’s indebtedness with respect to the Notes will constitute permitted indebtedness and will not reduce the $150 Million Basket.

The First Amendment adds a provision to the Credit Agreement that permits the Company to refinance the Notes, the Company’s $22,500,000 aggregate principal amount of 6.95% debentures due December 15, 2015 and the Company’s $48,800,000 aggregate principal amount of medium term notes without reducing the $150 Million Basket so long as (a) such refinancing does not increase the amount of such debt, (b) the terms of the refinancing are not materially less favorable than the debt being refinanced and (c) such debt is unsecured and the maturity date of such refinancing is after the maturity date of the debt being refinanced.

The above description of the First Amendment is qualified in its entirety by reference to the complete terms of the First Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Credit Agreement, dated November 19, 2009, by and among the Company, Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC, certain wholly-owned subsidiaries of the Company as Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2009	POTLATCH CORPORATION

	By:	/s/ PAMELA A. MULL
	Name:	Pamela A. Mull
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated November 19, 2009, by and among the Company, Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC, certain wholly-owned subsidiaries of the Company as Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the Lenders.

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